Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES H CONVERTIBLE PREFERRED STOCK
                                       OF
                                 NCT GROUP, INC.


     NCT GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said Board of Directors, via unanimous written consent dated as of June 21, 2002, adopted a resolution providing for the issuance of a total of One Thousand Eight Hundred (1,800) shares of Series H Convertible Preferred Stock (the "Series H Preferred Stock"), and providing for the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, which original Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock of the Corporation (the "Certificate of Designations") was filed with the Secretary of State of the State of Delaware on June 21, 2002;

     SECOND: That the Board of Directors of the Corporation, via unanimous written consent dated as of February 14, 2003, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Designations, which resolution is as follows:

     RESOLVED,   that  the   introductory   paragraph  of  the   Certificate  of
Designations be amended to read in its entirety as follows:

          "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
     Article IV of the Second Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock of the Corporation with par value of $.10 per share (the "Preferred Stock") to consist of Two Thousand One Hundred (2,100) shares of the Ten Million (10,000,000) authorized shares of Preferred Stock that the Corporation now has authority to issue, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, set forth in Article IV of the Second Restated Certificate of Incorporation not inconsistent with the terms of this resolution and that are applicable to the Preferred Stock) as follows:"

     THIRD: That the introductory paragraph of the Certificate of Designations is hereby amended to read in its entirety as follows:

          "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
     Article IV of the Second Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock of the Corporation with par value of $.10 per share (the "Preferred Stock") to consist of Two Thousand One Hundred (2,100) shares of the Ten Million (10,000,000) authorized shares of Preferred Stock that the Corporation now has authority to issue, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, set forth in Article IV of the Second Restated Certificate of Incorporation not inconsistent with the terms of this resolution and that are applicable to the Preferred Stock) as follows:"

     FOURTH: That the amendment effected herein was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Designations to be signed by Cy E. Hammond, its Senior Vice President and Chief Financial Officer, as of the ____ day of ____________________, 2003.


                        NCT GROUP, INC.




                                 -----------------------------------------------
                                 Cy E. Hammond
                                 Senior Vice President & Chief Financial Officer



ATTEST:


/s/  Mark Melnick
-----------------------------
     Mark Melnick
     Secretary